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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 2, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Celldex Therapeutics, Inc.'s (formerly AVANT Immunotherapeutics, Inc.) Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 25, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM